EXHIBIT 3.45
Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “MUSKOGEE PHYSICIAN GROUP, LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 2007, AT 6:58 O’CLOCK P.M.

/s/ Harriett Smith Windsor
Harriet Smith Windsor, Secretary of State

4295698 8100	AUTHENTICATION: 5406722

070121783	Date: 02-05-07

CERTIFICATE OF FORMATION
OF
MUSKOGEE PHYSICIAN GROUP, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is Muskogee Physician Group, LLC (the “LLC’).
     2. The address of the LLC’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.
     3. The LLC shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 31st day of January, 2007.

Muskogee Physician Group, LLC
/s/ D. Andrew Slusser
D. Andrew Slusser, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 07:49 PM 02/02/2007 FILED 06:58 PM 02/02/2007 SRV 070121783 — 4295698 FILE